                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


Securities and Exchange Commission
Washington, D.C.

We hereby consent to the inclusion in this Annual Report on Form 10-KSB of our report dated January 28, 2000 on our audit of the consolidated financial statements of Summit Financial Group, Inc. as of December 31, 1999 appearing in
Part II, Item 7 of the 1999 Form 10-KSB of Summit Financial Group, Inc.

                                               ARNETT & FOSTER,  P.L.L.C.

                                               /s/Arnett & Foster, P.L.L.C.


Charleston, West Virginia
March 29, 2000